UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2022

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-37599	98-1268150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Ordinary Shares - £1.00 par value per share	LIVN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 2.02 Results of Operations and Financial Condition.

On February 23, 2022, LivaNova PLC (the “Company”) issued a press release announcing financial results for the fourth quarter and full-year ended December 31, 2021. The Company will host a business update conference call and webcast today, February 23, 2022, at 1 p.m. London time (8 a.m. Eastern Time), during which the Company will discuss the financial results. The conference call will be accessible through the LivaNova website at www.livanova.com/events.

A copy of the Company’s press release related to the foregoing matters is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 7.01 Regulation FD Disclosure

On February 21, 2022, the Company received a decision from the Court of Appeal of Milan (“CoA”) to grant the Company a suspension with respect to the payment of damages in the amount of approximately €453.6 million (approximately U.S. $514.4 million) until a decision has been reached on the appeal to the Court of Cassation (the Italian Supreme Court). The damages award stems from a civil action where the CoA declared LivaNova (formed through a merger with Sorin) jointly liable with SNIA (a former parent company of Sorin) for environmental liabilities incurred by SNIA’s other subsidiaries. LivaNova has appealed both the liability and the damages decision to the Italian Supreme Court.

The stay was granted with the condition that the Company provide a first demand bank surety of €270.0 million (approximately U.S. $306.2 million) within 30 calendar days. The Company believes that it can satisfy the condition of the surety.

LivaNova reaffirms that it is not responsible for any of the facts and events resulting in the pollution alleged in connection with these proceedings as it had no direct relationship with the companies that managed the three polluted sites – Brescia, Colleferro and Torviscosa – and at no time has it managed or operated sites at any of these locations. As it has throughout, LivaNova continues to vigorously pursue all available remedies in this matter and awaits the outcome of its appeal to the Italian Supreme Court.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

99.1	Press Release of LivaNova PLC dated February 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: February 23, 2022	By:/s/ Keyna Skeffington
Name: Keyna Skeffington
Title: Senior Vice President & General Counsel

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